EXHIBIT 5

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                          WILLKIE FARR & GALLAGHER LLP
                               787 Seventh Avenue
                          New York, New York 10019-6099



September 17, 2004

Kenneth Cole Productions, Inc.
603 West 50th Street
New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to Kenneth Cole Productions, Inc. (the "Company"), a corporation organized under the laws of the State of New York, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about September 17, 2004, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 1,000,000 shares of the Company's Class A common stock, par value $0.01 per share (the "Shares"), issuable under the Kenneth Cole Productions, Inc. 2004 Stock Incentive Plan (the "Plan").

We have examined, among other things, originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, the Shares to be newly issued by the Company under the Plan, when duly issued, sold and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

This opinion is limited to the Business Corporation Law of the State of New York and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP